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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form S-3/A, Pre-Effective Amendment Number 2, of our report dated February 27, 2003, related to the consolidated financial statements of Firstwave Technologies, Inc., which appears in the Company's Annual Report on Form 10-K/A, Amendment Number 2, as of and for the years ended December 31, 2002 and 2001. We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A, Pre-Effective Amendment Number 2, of our report dated February 27, 2003 relating to the financial statements of Connect-Care, LLC, as of and for the year ending December 31, 2002, which appears in the Company's Form 8-K/A, Amendment Number 3, dated June 9, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
June 6, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS